EXHIBIT 99.1

NEWS RELEASE

PRESS/ANALYST CONTACTS:

Dave Kroll, Public Relations

(408) 749-3310

dave.kroll@amd.com

Brenda Rarick, Public Relations

(512) 602-8475

brenda.rarick@amd.com

Mike Haase, Investor Relations

(408) 749-3124

mike.haase@amd.com

Ruth Cotter, Investor Relations

(408) 749-3887

ruth.cotter@amd.com

AMD COMPLETES ATI ACQUISITION AND

CREATES PROCESSING POWERHOUSE

—Focused to Drive Innovation, Choice and Growth in the Industry with

First Platform Solutions in 2007—

—Unveils “Fusion” Initiative for Industry’s First Integrated CPU/GPU

Silicon Solutions—

SUNNYVALE, CALIF. — Oct. 25, 2006 — AMD (NYSE:AMD) today announced the completion of its approximately $5.4 billion acquisition of ATI Technologies Inc. Combining the complementary strengths of the two technology leaders, the new AMD opens for business as a processing powerhouse committed to driving innovation, choice and growth in the technology industry. With approximately 15,000 employees, the company merges AMD’s technology leadership in microprocessors together with ATI’s leadership in graphics, chipsets and consumer electronics.

“Today marks a historic day for our employees, our partners and our customers as we officially welcome ATI into the AMD family,” said AMD Chairman and CEO Hector Ruiz. “On day one, we are delivering a winning set of complementary technologies, igniting a new level of innovation and continuing to champion choice for the industry. Thanks to the strength of our talented employees, the new AMD now has a full range of intellectual property (IP) in microprocessors, graphics, chipsets and consumer electronics to deliver open platforms and integrated solutions. In the near term, customers gain a new level of choice, and in the long term, we believe the possibilities for innovation are truly limitless.”

Transaction Details

Under the terms of the transaction, AMD acquired all of the outstanding common shares of ATI for a combination of approximately $4.3 billion in cash and 58 million shares of AMD common stock, based on the number of shares of ATI common stock outstanding on October 24, 2006. All outstanding options and restricted stock units (RSUs) of ATI were assumed. The value of the ATI acquisition of approximately $5.4 billion is based upon the closing stock price of AMD common stock on October 24, 2006 of $20.32 per share and excludes the value of assumed equity awards.

AMD financed the cash portion of the transaction with a combination of cash and new debt. AMD obtained a $2.5 billion term loan from Morgan Stanley Senior Funding, Inc., which, together with combined existing cash, cash equivalents, and marketable securities balances of approximately $1.8 billion, provided full funding for the transaction.

AMD announced the final pro-ration applicable to ATI common shares in the acquisition. The total consideration to be paid for each common share, based on the Parent Closing Stock Price (as defined in the Plan of Arrangement, as amended), is approximately $21.36. The final election results indicate that pro-ration is as follows:

•	ATI shareholders who elected to receive cash will be entitled to receive, for each common share for which a valid cash election was made, approximately US $18.59 in cash plus approximately 0.1245 of a share of AMD common stock;

•	ATI shareholders who elected to receive stock will be entitled to receive, for each common share for which a valid stock election was made, 0.9596 of a share of AMD common stock; and

•	ATI shareholders who did not make a valid election will be entitled to receive, for each share for which no valid election was made, 0.9596 of a share of AMD common stock.

Pro-ration was necessary because the cash consideration elected to be received exceeded the amount of cash available in the acquisition. Any fractional shares will be paid in cash.

Planning to Deliver Integrated Platforms in 2007

Customers should benefit from AMD’s and ATI’s combined platform development and technical support teams, which will be co-located in Taipei and Shanghai. Combined with the existing Austin and Toronto locations, these sites offer research and development and support to provide customers with a complete solution for optimized platform development.

AMD plans to deliver a range of integrated platforms in 2007 to serve key markets, including: commercial clients; mobile computing; and gaming and media computing. PC users will benefit from innovations intended to extend battery life on the next-generation AMD Turion™ 64 mobile technology-based platform and enhancements to the AMD LIVE!™ digital media PC platform that will enable users to get more from their favorite photos, music, and movies. AMD believes that these integrated platform innovations will bring customers improved system stability, better time-to-market, increased performance and energy-efficiency and overall, an enhanced user experience.

“By driving innovation and integration in processing, especially in graphics, the new AMD has the potential to empower breakthrough computing experiences for users of Windows® Vista,™” said Jim Allchin, Co-President of Microsoft’s Platforms & Services Division. “We are excited by the potential benefits that this union can bring to enhance the Windows Vista experience.”

AMD also sees an opportunity to deliver processing solutions to the growing consumer electronics market. The company intends to leverage ATI’s strength in the consumer market by pursuing new opportunities to invest in the consumer electronics and high-end discrete graphics markets. With leading technology and customer relationships, AMD is positioned to address digital convergence by leveraging critical IP to create new innovations and devices that facilitate end-to-end content delivery and connectivity to improve end-user experiences.

CPU/GPU Silicon “Fusion” – Another Industry First for Customers

AMD plans to create a new class of x86 processor that integrates the central processing unit (CPU) and graphics processing unit (GPU) at the silicon level with a broad set of design initiatives collectively codenamed “Fusion.” AMD intends to design Fusion processors to provide step-function increases in performance-per-watt relative to today’s CPU-only architectures, and to provide the best customer experience in a world increasingly reliant upon 3D graphics, digital media and high-performance computing.

With Fusion processors, AMD will continue to promote an open platform and encourage companies throughout the ecosystem to create innovative new co-processing solutions aimed at further optimizing specific workloads. AMD-powered Fusion platforms will continue to fully support high-end discrete graphics, physics accelerators, and other PCI Express-based solutions to meet the ever-increasing needs of the most demanding enthusiast end-users.

“With the anticipated launch of Windows Vista, robust 3D graphics, digital media and device convergence are driving the need for greater performance, graphics capabilities, and battery life,” said Phil Hester, AMD senior vice president and chief technology officer. “In this increasingly diverse x86 computing environment, simply adding more CPU cores to a baseline architecture will not be enough. As x86 scales from palmtops to petaFLOPS, modular processor designs leveraging both CPU and GPU compute capabilities will be essential in meeting the requirements of computing in 2008 and beyond.”

Fusion processors are expected in late 2008/early 2009, and the company expects to use them within all of the company’s priority computing categories, including laptops, desktops, workstations and servers, as well as in consumer electronics and solutions tailored for the unique needs of emerging markets.

About AMD

Advanced Micro Devices (NYSE: AMD) is a leading global provider of innovative processing solutions in the computing, graphics and consumer electronics markets. AMD is dedicated to driving open innovation, choice and industry growth by delivering superior customer-centric solutions that empower consumers and businesses worldwide. For more information, visit www.amd.com.

Safe Harbor Statement

This release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “proposed,” “may,” “expected,” and other terms with similar meaning. Forward-looking statements are based on current beliefs, assumptions and expectations and speak only as of the date of this release and involve risks and uncertainties that could cause actual results of the combined company to differ materially from current expectations. The material factors and assumptions that could cause actual results to differ materially from current expectations include, without limitation, the following: revenue, cost savings, growth prospects and any or other synergies expected from the proposed transaction may not be fully realized or may take longer to realize than expected; the transaction may not be accretive as expected; the combined company may not achieve any year-end or longer-term targeted gross margins, research and development expenses, selling, general or administrative expenses, operating margins, capital structure or debt-to-capitalization ratio; the combined company may require additional capital and may not be able to raise sufficient capital, on favorable terms or at all; delays associated with integrating the companies, including employees and operations; the possible impairment of goodwill and other long-lived assets resulting from the transaction and the resulting impact on the combined company’s assets and earnings; unexpected variations in market growth and demand for the combined company’s products and technologies; rapid and frequent technology changes in the computing and consumer electronics segments; potential constraints on the ability to develop, launch and ramp new products on a timely basis; research and development costs associated with the development of new products and other factors that may affect future results of the combined company described in the section entitled “Risk Factors” in the management information circular that was mailed to ATI’s shareholders and in AMD and ATI’s filings with the U.S. Securities and Exchange Commission (“SEC”) that are available on the SEC’s web site located at http://www.sec.gov, including the section entitled “Risk Factors” in AMD’ s Form 10-Q for the fiscal quarter ended July 2, 2006 and the section entitled “Risks and Uncertainties” in Exhibit 1 to ATI’s Form 40-F for the fiscal year ended August 31, 2005. Please see Item 3.12 “Narrative Description of the Business – Risks and Uncertainties” in ATI’s 2005 Annual Information Form and the Risks and Uncertainties section of ATI’s annual MD&A on page 30 of ATI’s 2005 Annual report filed on the SEDAR website maintained by the Canadian Securities Administrators at http://www.sedar.com. Readers are strongly urged to read the full cautionary statements contained in those materials. We assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or any other reason.

AMD COMPLETES ACQUISITION OF ATI

QUOTE ADDENDUM

NVIDIA Corporation

“NVIDIA and AMD have innovated together for over a decade. As a result, NVIDIA GeForce and nForce processors set the standard for AMD systems. AMD’s open platform strategy enables continued partnership aimed at providing customers with a wide choice of industry leading solutions,” said Dan Vivoli, executive vice president, NVIDIA Corporation.

DELL

“Dell is focused on enhancing our customers’ individual and organizational computing experience with a standards-based and solutions approach to IT investment. AMD shares this commitment, and its acquisition of ATI provides an excellent opportunity for further innovation and new opportunities for Dell customers,” said Jeff Clarke, senior vice president, Product Group, Dell.

HP

“AMD and ATI are longtime HP partners who share our passion for delivering innovative solutions to customers. The combination of these companies should help the industry deliver richer computing platforms to enterprises and consumers around the world,” said Shane Robison, executive vice president and chief strategy and technology officer, HP.

LENOVO

“The AMD-ATI combination provides a strong new solution with a wide range of product offerings that ensures OEMs have a choice when planning to deliver products to market,” said Gerry Smith, senior vice president, global supply chain, Lenovo.

ASUSteK Computer Inc

“We recognize the newly-combined company’s focus on innovation and the potential for new opportunities and solutions in notebook and desktop computing. We believe that this union could potentially inspire new technologies, platforms or form factors,” said Jerry Shen, vice president of ASUSteK Computer Inc.

Broadcom

“Broadcom has a strong track record of providing leading technology to the server market,” said Ford Tamer, senior vice president and general manager of Broadcom’s Enterprise Networking Group. “We value our partnership with AMD. And as strong technology partners, we’ll continue to jointly deliver high performance enterprise products to our customers, including Broadcom’s industry-leading Ethernet controllers and server I/O platform solutions.”

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